UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2020 (October 13, 2020)

Rockwell Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of principal executive offices, including zip code)

+1 (414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On October 13, 2020, Patrick P. Goris resigned as Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc. (the “Company”) effective November 13, 2020. On October 16, 2020, the Company’s Board of Directors elected Steven W. Etzel as Senior Vice President and Chief Financial Officer of the Company on an interim basis effective November 13, 2020. Mr. Etzel, age 60, has served as Vice President, Finance of the Company since October 1, 2020 after having served as the Company’s Vice President and Treasurer since November 2007. Mr. Etzel has held various roles within the Company’s Finance organization since joining the Company in 1990, including Vice President, risk management and financial planning, Vice President, investor relations, and Director, finance.

On October 16, 2020, the Compensation Committee of our Board of Directors approved new compensation arrangements for Mr. Etzel as the Company’s interim Senior Vice President and Chief Financial Officer. Mr. Etzel will receive an annual salary of $600,000, effective November 13, 2020, and, on November 13, 2020, an award of restricted stock units with a value of $600,000 payable in shares of our common stock upon his retirement from the Company. The specific number of restricted stock units to be awarded will be determined on November 13, 2020 based on the closing price of our common stock on the New York Stock Exchange on that date. In addition, Mr. Etzel will receive an annual incentive bonus of $480,000 upon his retirement from the Company.

The Compensation Committee also approved a change of control agreement between the Company and Steven W. Etzel to be entered into on November 13, 2020. The agreement becomes effective if there is a change of control of the Company on or after November 13, 2020 and before October 1, 2022. The terms and conditions set forth in the agreement are substantially the same as those set forth in the form of change of control agreement dated as of September 30, 2019 for certain officers previously filed by the Company with the Securities and Exchange Commission. In addition, the Compensation Committee approved a letter agreement between the Company and Steven W. Etzel to be entered into on November 13, 2020 with respect to the reimbursement of certain compensation in the event of certain restatements of the Company’s financial statements. The terms and conditions set forth in the letter agreement are substantially the same as those set forth in the letter agreement dated February 7, 2017 between the Company and Patrick P. Goris previously filed by the Company with the Securities and Exchange Commission.

The selection of Mr. Etzel to serve as interim Senior Vice President and Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no transactions between Mr. Etzel and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On October 19, 2020, the Company issued a press release announcing these leadership changes. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description

99	Press release of Registrant dated October 19, 2020

104	Cover Page Interactive Data File, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, Chief Administrative and Legal Officer and Secretary

Date: October 19, 2020